Exhibit 10.3

October 1, 2024

Dear James,

We are pleased to confirm the following updates to your Symbotic employment offer dated June 10, 2024:

1.
Start Date and Schedule

Your start date with the company will be October 1, 2024. From October 1 through December 31 (the “Transition Period”), you will be working part time in an advisory role and will transition to full-time as the Chief Technology Officer on January 1, 2025. You will not receive base salary or benefits during the Transition Period.

2.
Equity Award

In consideration of the Transition Period, after the compensation committee’s first regularly scheduled meeting following your start date of October 1, 2024, you will receive 25% of the initial Equity Awards originally communicated in your employment offer; $3,750,000 in in the form of restricted stock units (“RSUs”) and $1,500,000 in the form of PSUs (the “PSU Award”).

The remaining 75% of the initial Equity Awards will be issued in January 2025.

3.
Sign-On Bonus

Additionally, you will receive a $50,000 sign-on bonus less all applicable taxes and withholdings which will be paid within one month of you joining us full time on January 1, 2025. This sign-on bonus will be considered eligible earnings for the purposes of calculating your Short-Term Incentive Plan (“STIP”) payment in connection with Fiscal Year 2025 performance.

4.
Revised Ramp-Up Plan

The above terms have been established to ease your transition into your new role while ensuring an equitable ramp-up to your full responsibilities starting January 1, 2025.

Symbotic LLC 200 Research Drive | Wilmington, MA 01887 Phone 978-284-2800 | www.symbotic.com

All other terms of your original offer letter remain in full effect unless otherwise stated herein.

Please feel free to reach out if you have any questions or need further clarification.

Sincerely,

/s/ Miriam Ort

Miriam Ort

Chief Human Resources Officer

Symbotic LLC

200 Research Drive, Wilmington, MA 01887

/s/ James Kuffner	October 1, 2024
James Kuffner	Date